EXHIBIT 99.1
FGI INDUSTRIES ANNOUNCES
THIRD QUARTER 2025 RESULTS

EAST HANOVER, N.J., November 14, 2025 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the third quarter 2025.

THIRD QUARTER 2025 HIGHLIGHTS
(As compared to the third quarter of 2024)

▪Total revenue of $35.8 million, -0.7% y/y
▪Gross profit of $9.5 million, +2.0% y/y
▪Gross margin of 26.5%, +70 bps y/y
▪Operating income of $0.4 million and net loss attributable to shareholders of $1,651,000
▪Adjusted operating income of $0.4 million
▪Adjusted net income of $241,000

MANAGEMENT COMMENTARY

Dave Bruce, CEO of FGI, stated, “FGI reported total revenue of $35.8 million in the quarter, representing a year-over-year decrease of 0.7%. Gross profit was $9.5 million, an increase of 2.0% compared to the prior year. The gross margin was 26.5%, an increase of 70 basis points compared to the third quarter of 2024. Customers continued to evaluate the impact of tariffs on their businesses. FGI's pricing actions reflect support from our customers and suppliers. The industry outlook remains uncertain due to tariffs but FGI’s strategic investments in our Brands, Products and Channels strategy is bearing fruit and becoming a positive driver of revenue growth. FGI and our customers continue to evaluate a China+1 strategy to diversify and broaden our geographic sourcing. FGI’s third quarter revenue decreased 0.7% compared to the prior year period. Revenue increased 1.3% and 7.3% in the U.S. and Europe market, respectively, and declined 8.0% in Canada. Sanitaryware revenue grew 7.0% compared to the prior year period. Bath Furniture, Shower Systems and Other revenue declined 10.8%, 17.8% and 0.7% year-over-year. Covered Bridge further expanded its geographies and increased its dealer count. Isla Porter, our digital custom kitchen joint venture, continues to establish relationships with the premium design community with on-trend products. In India, we added more dealers as we expand our presence there.” Bruce continued, “We are excited about our new product introductions and continue to invest in our brands and our future growth initiatives in our core businesses.

"The increasing tariff environment in 2025 remains fluid with signs of clarity developing. FGI is working with our suppliers and customers to support one another as we navigate these new dynamics together as we did in 2018. We are confident that we can navigate through what comes given the close relationships we have cultivated over the years with our vendors and customers. The order pipeline is recovering even as some customers remain cautious due to tariff environment."

Jae Chung, Chief Financial Officer of FGI, commented, “Total revenue decreased 0.7% year-over-year. FGI continues to invest in long-term growth with discipline in overall operating expenses, which decreased 2.6% year-over-year to $9.1 million. FGI ended the third quarter with total available liquidity of $14.2 million. We believe the best use of our capital is for internal investment in order to attract new customers, expand existing relationships, develop new products and manufacturing capabilities and expand into new jurisdictions, and this will remain our priority in the near term.”

THIRD QUARTER 2025 RESULTS

Revenue totaled $35.8 million during the third quarter of 2025, an decrease of 0.7% compared to the prior-year period despite the on-going and fluid tariff environment.

•Sanitaryware revenue was $22.9 million during the third quarter of 2025, an increase from $21.5 million in the prior-year period.

•Bath Furniture revenue was $3.7 million during the third quarter of 2025, a decrease from revenue of $4.2 million in the prior-year period. Our shift to market-aligned program pricing and design outpaced our sales expectations driven by new business wins.

•Shower Systems revenue was $5.9 million during the third quarter of 2025, a decrease from $7.1 million last year.

•Other revenue, primarily from Kitchen Cabinets, was $3.3 million during the third quarter, remaining stable compared to revenue of $3.3 million in the prior year.

Gross profit was $9.5 million during the third quarter of 2025, an increase of 2.0% compared to the prior-year period. Gross profit margin increased to 26.5% during the third quarter of 2025, up 70 basis points from the prior-year period due to the implementation of tariffs and higher freight costs.

Operating income was $0.4 million during the third quarter of 2025, up from operating loss of $0.1 million in the prior-year period. Adjusted operating income was $0.4 million during the third quarter. The increase in operating income and adjusted operating income from the prior year was a result of a decrease in selling and distribution cost as well as lower R&D costs. Operating margin and adjusted operating margin were 1.0% and 1.0% during the third quarter, respectively, up from (0.2%) and 0.2% in the same period last year.

The Company reported GAAP net loss attributable to shareholders of $1.7 million, or net loss of $0.86 per diluted share during the third quarter of 2025, versus net loss of $0.6 million, or $0.29 per diluted share, in the same period last year. Net loss for the third quarter of 2025 and 2024 included after-tax expense of nil and $0.1 million related to business expansion expense and non-recurring IPO-related compensation. Excluding these items, adjusted net income for the third quarter of 2025 was $0.2 million, or $0.13 per diluted share, versus adjusted net loss of $0.1 million, or $0.06 per diluted share, for the same period last year. All share and per-share data gives retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.

Going forward, FGI will hold quarterly earnings calls only for the second and fourth quarters. The Company will continue to release results of operations via press releases and SEC filings on a quarterly basis as before. Inquiries may continue to be submitted to investorrelations@fgi-industries.com or by phone at 973-515-7190.

FINANCIAL RESOURCES AND LIQUIDITY

As of September 30, 2025, the Company had $1.9 million of cash and cash equivalents, total debt of $14.1 million and $12.3 million of availability under its credit facilities net of letters of credit. Total liquidity was $14.2 million at September 30, 2025.

FINANCIAL GUIDANCE

The Company reiterates its fiscal 2025 guidance as follows:

•Total net revenue of $135-145 million
•Total adjusted operating income of $(2.0)-1.5 million
•Total adjusted net income of $(1.9)-1.0 million

Note that total adjusted operating income excludes certain non-recurring items and total adjusted net income excludes certain non-recurring extraordinary items and includes an adjustment for minority interest.

ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals, and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring income and expenses, including non-recurring compensation expenses related to our IPO, unusual litigation and business expansion expense. We define Adjusted Net Income as GAAP income before income taxes excluding the impact of certain non-recurring income and expenses, such as non-recurring compensation expenses related to our IPO, unusual litigation and business expansion expense, as well as income taxes at historical average effective rate and net income attributable to non-controlling shareholders. We define Adjusted Operating Margins as Adjusted Operating Income divided by revenue.

We use these non-GAAP measures, along with GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of guidance for full year 2025 Adjusted Operating Income and 2025 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the tariff environment, the macroeconomic instability and its associated impact on the national and global economy and the residential repair and remodel market, the company’s planned product launches and new customer partnerships and the effect of supply chain disruptions and freight costs. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2024, and in quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INVESTOR CONTACT

Jae Chung, Chief Financial Officer
973-515-7190
investorrelations@fgi-industries.com

FGI INDUSTRIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2025	As of December 31, 2024
	USD	USD
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$1,875,682	$4,558,160
Accounts receivable, net	18,134,854	20,293,555
Inventories, net	12,335,902	13,957,867
Prepayments and other current assets	2,607,964	2,091,407
Prepayments and other receivables – related parties	17,735,791	11,996,973
Total current assets	52,690,193	52,897,962

PROPERTY AND EQUIPMENT, NET	3,960,268	3,634,340

OTHER ASSETS
Intangible assets	1,784,756	1,849,951
Operating lease right-of-use assets, net	11,434,340	12,823,747
Deferred tax assets, net	2,024,825	2,665,585
Other noncurrent assets	1,143,633	1,589,830
Total other assets	16,387,554	18,929,113
Total assets	$73,038,015	$75,461,415

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$14,076,346	$14,502,367
Accounts payable	22,672,622	19,349,529
Accounts payable – related parties	23,711	894,661
Income tax payable	—	23,189
Operating lease liabilities – current	1,676,402	1,867,956
Accrued expenses and other current liabilities	5,781,342	5,905,124
Total current liabilities	44,230,423	42,542,826

OTHER LIABILITIES
Operating lease liabilities – noncurrent	10,369,324	11,352,939
Total liabilities	54,599,747	53,895,765

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 2,000,000 shares authorized, no shares issued and outstanding as of September 30, 2025 and December 31, 2024)(1)	—	—
Ordinary shares ($0.0005 par value, 40,000,000 shares authorized, 1,918,311 and 1,912,783 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)(1)	959	956
Additional paid-in capital	21,594,025	21,279,047
(Accumulated deficit) retained earnings	(299,513)	3,212,435
Accumulated other comprehensive loss	(1,553,835)	(2,239,560)
FGI Industries Ltd. shareholders’ equity	19,741,636	22,252,878
Non-controlling interests	(1,303,368)	(687,228)
Total shareholders’ equity	18,438,268	21,565,650
Total liabilities and shareholders’ equity	$73,038,015	$75,461,415
(1) Giving retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
	USD	USD	USD	USD
Revenue	$35,848,861	$36,099,179	$100,059,669	$96,223,647

Cost of revenue	26,350,193	26,790,957	72,954,136	69,538,640

Gross profit	9,498,668	9,308,222	27,105,533	26,685,007

Operating expenses
Selling and distribution	6,060,571	6,284,932	19,433,477	18,676,665
General and administrative	2,784,507	2,637,141	8,330,435	7,542,019
Research and development	283,867	451,975	1,085,095	1,303,445
Total operating expenses	9,128,945	9,374,048	28,849,007	27,522,129

Income (loss) from operations	369,723	(65,826)	(1,743,474)	(837,122)

Other income (expenses)
Interest income	661	584	2,790	5,251
Interest expense	(402,836)	(366,420)	(987,787)	(893,721)
Other (expenses) income, net	(36,015)	951	(474,124)	457,481
Total other expenses, net	(438,190)	(364,885)	(1,459,121)	(430,989)

Loss before income taxes	(68,467)	(430,711)	(3,202,595)	(1,268,111)

Provision for (benefit of) income taxes
Current	236,226	518,585	284,733	857,293
Deferred	1,643,373	(251,048)	640,760	(865,882)
Total provision for (benefit of) income taxes	1,879,599	267,537	925,493	(8,589)

Net loss	(1,948,066)	(698,248)	(4,128,088)	(1,259,522)
Less: net loss attributable to non-controlling shareholders	(296,734)	(148,111)	(616,140)	(460,761)
Net loss attributable to FGI Industries Ltd. shareholders	(1,651,332)	(550,137)	(3,511,948)	(798,761)

Other comprehensive (loss) income
Foreign currency translation adjustment	(3,742)	47,269	685,725	(400,289)

Comprehensive loss	(1,951,808)	(650,979)	(3,442,363)	(1,659,811)
Less: comprehensive loss attributable to non-controlling shareholders	(296,734)	(148,111)	(616,140)	(460,761)
Comprehensive loss attributable to FGI Industries Ltd. shareholders	$(1,655,074)	$(502,868)	$(2,826,223)	$(1,199,050)

Weighted average number of ordinary shares
Basic(1)	1,918,311	1,912,783	1,917,461	1,913,117
Diluted(1)	1,918,311	1,912,783	1,917,461	1,913,117

Loss per share
Basic(1)	$(0.86)	$(0.29)	$(1.83)	$(0.42)
Diluted(1)	$(0.86)	$(0.29)	$(1.83)	$(0.42)
(1) Giving retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2025	2024
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,128,088)	$(1,259,522)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	493,977	324,683
Amortization	1,662,110	1,818,366
Share-based compensation	314,981	536,597
Provision for credit losses	120,576	79,762
Provision for defective return	307,154	489,975
Foreign exchange transaction (gain) loss	412,060	(225,317)
Deferred income tax expense (benefit)	640,760	(850,825)
Changes in operating assets and liabilities
Accounts receivable	1,730,971	(3,792,409)
Inventories	1,621,965	(3,861,657)
Prepayments and other current assets	(303,419)	785,879
Prepayments and other receivables – related parties	(5,738,818)	(5,960,704)
Other noncurrent assets	446,197	(627,654)
Income taxes	(236,328)	(124,369)
Accounts payable	3,323,093	5,703,521
Accounts payable - related parties	(870,950)	(730,254)
Operating lease liabilities	(1,343,196)	(1,443,510)
Accrued expenses and other current liabilities	(123,781)	1,094,693
Net cash used in operating activities	(1,670,736)	(8,042,745)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(818,650)	(1,374,500)
Purchase of intangible assets	(75,196)	(669,764)
Net cash used in investing activities	(893,846)	(2,044,264)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayments of) revolving credit facility	(426,021)	5,526,322
Net cash (used in) provided by financing activities	(426,021)	5,526,322

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	308,125	(171,892)

NET CHANGES IN CASH	(2,682,478)	(4,732,579)
CASH, BEGINNING OF PERIOD	4,558,160	7,777,241
CASH, END OF PERIOD	$1,875,682	$3,044,662

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(989,844)	$(881,759)
Cash paid during the period for income taxes	$(513,974)	$(961,890)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Lease liability arising from obtaining a right-of-use asset	$1,150,282	$(16,807)
Derecognition of right-of-use asset and lease liability upon early termination	$(1,251,111)	$—
Acquisition of intangible asset partially through prior period advanced payment	$—	$(1,241,664)

Non-GAAP Measures
The following table reconciles GAAP income from operations to Adjusted Operating (Loss) Income and Adjusted Operating Margins, as well as GAAP net income to Adjusted Net Income for the periods presented.

	For the Three Months Ended September 30,		For the Twelve Months Ended September 30,
	2025	2024	2025	2024
	USD	USD	USD	USD
Loss from operations	$369,723	$(65,826)	$(3,005,943)	$408,283
Adjustments:
Non-recurring IPO-related share-based compensation	—	59,719	79,625	238,877
Business expansion expense	—	61,770	61,770	247,080
Adjusted Operating Income (Loss)	$369,723	$55,663	$(2,864,548)	$894,240
Revenue	$35,848,861	$36,099,179	$135,654,095	$127,180,460
Adjusted Operating Margins (%)	1.0	0.2	(2.1)	0.7

	For the Three Months Ended September 30,		For the Twelve Months Ended September 30,
	2025	2024	2025	2024
	USD	USD	USD	USD
Loss before income taxes	$(68,467)	$(430,711)	$(4,216,582)	$(405,512)
Adjustments:
Non-recurring IPO-related share-based compensation	—	59,719	79,625	238,877
Business expansion expense	—	61,770	61,770	247,080
Adjusted loss before income taxes	(68,467)	(309,222)	(4,075,187)	80,445
Less: income taxes at 18% rate	(12,324)	(55,660)	(733,534)	14,480
Less: net loss attributable to non-controlling shareholders	(296,734)	(148,111)	(688,567)	(548,758)
Adjusted Net Income (Loss)	$240,591	$(105,451)	$(2,653,086)	$614,723
Beginning in the first quarter of 2025, we have revised the presentation of non-GAAP measures to provide more meaningful insight into the Company's performance. Historical comparative figures have been adjusted to reflect the current presentation format. These changes are intended to better align with how management evaluates results and makes operating decisions. Reconciliations to the most directly comparable GAAP measures are provided to support transparency and comparability.